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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 10, 2001.


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                              KEY3MEDIA GROUP, INC.
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             (Exact name of registrant as specified in its charter)



           Delaware                      1-16061                95-4799962
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  (State or other Jurisdiction     (Commission File          (IRS Employer
  of incorporation)                Number)                   Identification No.)



                         5700 Wilshire Blvd., Suite 325
                              Los Angeles, CA 90036
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (323) 954-6000


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets.

     On September 10, 2001 (the "Closing Date"), two indirect wholly owned subsidiaries of Key3Media Group, Inc. (collectively, the "Registrant") completed cash acquisitions of the following assets in three separate transactions: (i) the assets related to the Next Generation Networks and Next Generation Network Ventures conferences and tradeshows (the "NGN Assets"), (ii) the assets related to the Opticon and VoiceCon tradeshows and conferences and the Business Communications Review magazine (the "BCR Assets"); and (iii) the assets related to Voice on the Net Conferences and Session Initiation Protocol Summits (collectively, the "Pulver Assets"). The NGN Assets were acquired from an unincorporated joint venture comprised of B.C.R. Enterprises, Inc. ("BCR"), a corporation the sole shareholder of which is Jerry A. Goldstone ("Goldstone"), and McQuillan Ventures ("MQV"), a sole proprietorship wholly owned by John M. McQuillan ("McQuillan"). The BCR Assets were acquired from BCR. The Pulver Assets were acquired from pulver.com, Inc. ("pulver.com") and certain of its affiliates, each of which is a corporation wholly owned by Jeffrey Pulver ("Pulver"). The obligations of the acquiring subsidiaries in each of the acquisitions were guaranteed by Key3Media Events, Inc.

     The source of funds for the three acquisitions was the Registrant's cash on hand and $110 million of borrowings under the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of June 26, 2001, among the Registrant, the Lender Parties (as defined therein), the Guarantors (as defined therein), Morgan Stanley & Co. Incorporated, as Collateral Agent, Morgan Stanley Senior Funding, Inc. as Sole Lead Arranger and Sole Book-Runner and Administrative Agent for the Lender Parties, The Bank of New York, as Syndication Agent, and UBS Warburg LLC, as Documentation Agent.

     Each of the BCR Assets and the NGN Assets relate to events that target the networking industry. BCR and MQV collaborated to produce the Next Generation Networks and Next Generation Network Ventures, and BCR produced the Opticon and VoiceCon conferences and exhibitions. These events focus on computer, optical, voice or other types of networking technology. Business Communications Review is a leading magazine for enterprise network managers and other communications professionals that provides analysis of networking technology, trends, management issues, pricing and regulation. It also analyzes the complex combination of factors that contribute to decision making on networking and telecommunications technology.

     The total purchase price for the NGN Assets is nine times the average of the EBITDA (as defined in the purchase agreement for the acquisition of the NGN Assets, the "NGN Agreement") attributable to the NGN Assets for 2000 and 2001. On the Closing Date, the Registrant paid a total of $44,581,500, (prior to adjustment to account for certain working capital conditions) as the estimated purchase price for the acquisition of the NGN Assets. Of such amount, the Registrant placed $4,458,150 into an escrow account pending the calculation of the actual purchase price after the completion of audited combined financial statements for the NGN Assets for the fiscal year ending December 31, 2001. Upon the completion of those audited financial statements, the parties will disburse the

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escrow funds and such other funds as are necessary to reflect the actual purchase price. In addition, if (i) the revenue generated by the NGN Assets in 2003 is greater than the average of such revenue for 2001 and 2000 and (ii) the ratio of the EBITDA from the NGN Assets to such revenues for 2003 is not less than such ratio for the average of 2001 and 2000, then an incentive payment will be made to the sellers. The amount of the payment will depend upon the amount of such revenue increase. For that portion of the revenue increase up to $3 million, the payment will be the amount of such increase; for the portion of such increase from $3 million up to $6 million, the payment will be 1.25 times the amount of such increase; and for the portion of the increase from and above $6 million, the incentive payment will be 1.5 times the amount of such increase.

     The total purchase price for the BCR Assets is nine times the average of the EBITDA (as defined in the purchase agreement entered into for the acquisition of the BCR Assets, the "BCR Agreement") attributable to the BCR Assets for 2000 and 2001. On the Closing Date, the Registrant paid a total of $13,765,500, (prior to adjustment to account for certain working capital conditions) as the estimated purchase price for the acquisition of the BCR Assets. Of such amount, the Registrant placed $1,376,550 into an escrow account pending the calculation of the actual purchase price after the completion of audited combined financial statements for the BCR Assets for 2001. Upon the completion of those audited financial statements, the parties will disburse the escrow funds and such other funds as are necessary to reflect the actual purchase price. In addition, if (i) the revenue generated by the BCR Assets in 2003 is greater than the average of such revenue for 2001 and 2000 and (ii) the ratio of the EBITDA from the BCR Assets to such revenues for 2003 is not less than such ratio for the average of 2001 and 2000, then an incentive payment will be made to the sellers. The amount of the payment will depend upon the amount of such revenue increase. For that portion of the revenue increase up to $3 million, the payment will be the amount of such increase; for the portion of such increase from $3 million up to $6 million, the payment will be 1.25 times the amount of such increase; and for the portion of the increase from and above $6 million, the incentive payment will be 1.5 times the amount of such increase. The audited combined financial statements for the NGN Assets and the BCR Assets shall be based upon the combined operations of both of those businesses.

     Goldstone has become an employee of the Registrant and continues to manage each of the NGN Assets and the BCR Assets. McQuillan has become a consultant to the Registrant and will continue to act as co-chair of the Next Generation Networks and Next Generation Network Ventures. Copies of each of the NGN Agreement and the BCR Agreement are filed as Exhibits 2.1 and 2.2 hereto, and this description is qualified by reference to the full text of these agreements, which are incorporated herein by reference. These purchase agreements contain, among other things, representations, warranties and indemnities in favor of the Registrant.

     The Pulver Assets relate to events that target the networking and Internet Protocol communications industry. There are six Voice on the Net ("VON") conferences held each year which focus on the convergence of the telecommunications and Internet industries. There are currently two Session Initiation Protocol Summits ("SIPS"), which focus on the international session initiation protocol industry (Session Initiation Protocol is a signaling protocol for Internet conferencing, telephony, presence, events notification and instant

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messaging). Subject to the adjustment described below, the purchase price for the Pulver Assets is equal to (a) the product of (i) the average EBITDA (as defined in the purchase agreement for the acquisition of the Pulver Assets, the "Pulver Agreement") attributable to the Pulver Assets for 2000 and 2001 (less $100,000), multiplied by (ii) 8.75 minus (b) $291,667. On the Closing Date, the Registrant paid a total of $59,957,153 (prior to adjustment to account for certain working capital conditions) as the estimated purchase price for the acquisition of the Pulver Assets. Of such amount, the Registrant placed $5 million into an escrow account pending the calculation of the actual audited EBITDA of the Pulver Assets for 2001, as adjusted by the purchase price adjustment described below. Based upon projected EBITDA for the Pulver Assets for 2001, it is anticipated that the final purchase price will be approximately $66 million, prior to the adjustment described below. The purchase price will be adjusted based upon the EBITDA attributable to the Pulver Assets in each of 2002, 2003 and 2004. The EBITDA for each such year will be compared to the EBITDA attributable to the Pulver Assets for 2001 (the "Base EBITDA"). If the EBITDA for any such year exceeds the Base EBITDA, then the purchase price will increase by an amount equal to 50% of such excess multiplied by 8.75; conversely, if the EBITDA for any such year is less than the Base EBITDA, then the purchase price will decrease by an amount equal to 50% of the shortfall multiplied by 8.75. Notwithstanding the foregoing, the maximum adjustment (up or down) for any such year is $6 million (or if the price increases as a result of the EBITDA for 2002, $5 million for each subsequent year). Pulver has become an employee of Registrant and will continue to manage the VON conferences and SIPS for the Registrant. A copy of the Pulver Agreement is filed as Exhibit 2.3 hereto, and this description is qualified by reference to the full text of that agreement, which is incorporated herein by reference. The purchase agreement contains, among other things, representations, warranties and indemnities in favor of the Registrant.

Item 7.  Financial Statements and Exhibits

(a) The Registrant will file by amendment to this Current Report separate financial statements relating to (i) the NGN Assets and the BCR Assets and
     (ii) the Pulver Assets no later than November 24, 2001.

(b) The Registrant will file by amendment to this Current Report unaudited pro forma consolidated financial information of the Registrant giving effect to the acquisitions of the NGN Assets, the BCR Assets and the Pulver Assets no later than November 24, 2001.

(c)  Exhibit 2.1    Asset Purchase Agreement, dated as of September 10, 2001,
                    by and among Key3Media Art Events, Inc.,  BCR
                    Enterprises, Inc., McQuillan Ventures, John M. McQuillan and Jerry A. Goldstone.

     Exhibit 2.2 Asset Purchase Agreement, dated as of September 10, 2001, by and among Key3Media Art Events, Inc., BCR Enterprises, Inc. and Jerry A. Goldstone

     Exhibit 2.3 Asset Purchase Agreement, dated as of September 10, 2001, by and among Key3Media VON Events, Inc., pulver.com, Inc., pulver.com Europe, Ltd., pulver.com Asia Pacific, Ltd., pulver.com Conferences, Inc. and Jeffrey Pulver.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           KEY3MEDIA GROUP, INC.



          Dated: September 21, 2001        By: /s/ Peter B. Knepper
                                              ----------------------------------
                                              Name:  Peter B. Knepper
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

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                                INDEX TO EXHIBITS

Exhibit
  No.     Description
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2.1       Asset Purchase Agreement, dated as of September 10, 2001, by and among
          Key3Media Art Events, Inc., BCR Enterprises, Inc., McQuillan Ventures, John M. McQuillan and Jerry A. Goldstone.

2.2 Asset Purchase Agreement, dated as of September 10, 2001, by and among Key3Media Art Events, Inc., BCR Enterprises, Inc. and Jerry A. Goldstone

2.3 Asset Purchase Agreement, dated as of September 10, 2001, by and among Key3Media VON Events, Inc., pulver.com, Inc., pulver.com Europe, Ltd., pulver.com Asia Pacific, Ltd., pulver.com Conferences, Inc. and Jeffrey Pulver.